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                                                                    Exhibit 23.1





                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Registration Statement of New Jersey Resources Corporation on Form S-8 of our reports dated October 26, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of New Jersey Resources Corporation for the year ended September 30, 1999.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
June 7, 2000
Parsippany, New Jersey